Calculation of Registration Fee

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Debt Securities	$1,000,000	$115.90

(1) Calculated in accordance with Rule 457 (r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-202524

March 24, 2017

PRICING SUPPLEMENT

(To Prospectus dated March 5, 2015,

Prospectus Supplement dated March 5, 2015 and

Equity Index Underlying Supplement dated March 5, 2015)

HSBC USA Inc.

Autocallable Contingent Coupon Buffered Securities with Trigger Upside and Downside Participation

▶	$1,000,000 Autocallable Contingent Coupon Buffered Securities with Trigger Upside and Downside Participation Linked to the S&P 500® Index

▶	Maturity of 5 years

▶	If the official closing level of the reference asset is not below 90% of its initial level on any scheduled trading day from the pricing date to March 26, 2018, the securities will be automatically called and you will have received the contingent coupon payments at a rate of approximately 0.6458% per month (7.75% per annum), payable monthly

▶	If the official closing level of the reference asset is below 90% of its initial level on any scheduled trading day from the pricing date to March 26, 2018, the securities will not be automatically called and you will receive no contingent coupon payment for the applicable monthly observation period or for any subsequent monthly observation period in connection with the securities

▶	If the securities are not automatically called, approximately 1.111x negative exposure to any reference return at maturity beyond -10%, with a potential loss of up to 100% of principal

▶	If the securities are not automatically called, approximately 1.111x positive exposure to any reference return above -10% at maturity

▶	All payments on the securities are subject to the credit risk of HSBC USA Inc.

The Autocallable Contingent Coupon Buffered Securities with Trigger Upside and Downside Participation (each a “security” and collectively the “securities") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. The securities will not bear interest.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or Equity Index Underlying Supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities. HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker-dealers or will offer the securities directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions in any securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-11 of this pricing supplement.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page PS-6 of this document, page S-1 of the accompanying prospectus supplement and page S-2 of the accompanying Equity Index Underlying Supplement.

The Estimated Initial Value of the securities on the Pricing Date is $980 per security, which is less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Initial Value” on page PS-3 and “Risk Factors” beginning on page PS-6 of this document for additional information.

	Price to Public	Underwriting Discount[1]	Proceeds to Issuer
Per security	$1,000	$0	$1,000
Total	$1,000,000	$0	$1,000,000

1 See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-11 of this pricing supplement.

The securities:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc.
Autocallable Contingent Coupon Buffered Securities with Trigger Upside and Downside Participation

Linked to the S&P 500® Index

This pricing supplement relates to a single offering of Autocallable Contingent Coupon Buffered Securities with Trigger Upside and Downside Participation. The securities will have the terms described in this pricing supplement and the accompanying prospectus, prospectus supplement and Equity Index Underlying Supplement. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus, prospectus supplement, or Equity Index Underlying Supplement, the terms described in this pricing supplement shall control. You should be willing to forgo guaranteed interest payments during the term of the securities and, if the Reference Return is less than the Buffer Level, lose up to 100% of your principal.

This pricing supplement relates to an offering of securities linked to the performance of the S&P 500® Index (the “Reference Asset”). The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below. The following key terms relate to the offering of securities:

Issuer:	HSBC USA Inc.

Principal Amount:	$1,000 per security

Reference Asset:	The S&P 500® Index (“SPX”)

Trade Date:	March 24, 2017

Pricing Date:	March 24, 2017

Original Issue Date:	March 29, 2017

Final Valuation Date:	March 24, 2022, subject to adjustment as described under “Additional Terms of the Notes—Valuation Dates” in the accompanying Equity Index Underlying Supplement.

Maturity Date:	March 29, 2022. The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement.

Call Feature:	If the Official Closing Level of the Reference Asset is not below 90% of its Initial Level on any Scheduled Trading Day from the Pricing Date to March 26, 2018 (i.e. a Knock-Out Event has not occurred), the securities will be automatically called and you will receive the Call Settlement Value on the Call Settlement Date.

Call Settlement Value:	If the notes are automatically called, you will receive the Principal Amount plus the final Contingent Coupon on the Call Payment Date.

Contingent Coupon Rate:	Approximately 0.6458% per month (7.75% per annum), payable monthly with respect to each monthly Contingent Coupon Observation Period on the related Coupon Payment Date as long as a Knock-Out Event does not occur.

Contingent Coupon Payment:	Approximately $6.458 per month, if payable

Contingent Coupon:

If a Knock-Out Event has not occurred during a Contingent Coupon Observation Period: you will receive the Contingent Coupon Payment applicable to that period.

If a Knock-Out Event has occurred during any Contingent Coupon Observation Period: you will not receive the Contingent Coupon Payment applicable to that period or to any subsequent Contingent Coupon Observation Periods. In that event, no further Contingent Coupon Payments will be payable in connection with the securities.

Coupon Trigger:	2,109.582, which is 90% of the Initial Level

Buffer Level:	-10%

Participation Rate:	1/0.9 (approximately 1.111x)

Knock-Out Event:	A Knock-Out Event will occur if, on any Scheduled Trading Day on or prior to March 26, 2018, the Official Closing Level of the Reference Asset is less than its Coupon Trigger.

Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value.

Reference Return:	The quotient, expressed as a percentage, calculated as follows:

Final Level – Initial Level Initial Level

Final Settlement Value:

If a Knock-Out Event has occurred, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 + [$1,000 × ((Reference Return + 10%) × Participation Rate)]

This amount will be greater than the principal amount if the Reference Return is greater than -10%.

However, if the Reference Return is less than -10%, you will lose a portion of the Principal Amount. Under these circumstances, you will lose 1.111% of the Principal Amount for each percentage point that the Reference Return is less than the Buffer Level. For example, if the Reference Return is -11%, you will suffer a 1.111% loss and

PS-2

receive 98.889% of the Principal Amount at maturity, subject to the credit risk of HSBC. If the Reference Return is less than the Buffer Level, you will lose up to 100% of your investment, excluding any Contingent Coupon Payments paid on the securities.

Initial Level:	2,343.98, which was the Official Closing Level of the Reference Asset on the Pricing Date.

Final Level:	The Official Closing Level of the Reference Asset on the Final Valuation Date.

Official Closing Level:	The closing level of the Reference Asset on any Scheduled Trading Day as determined by the Calculation Agent based upon the level displayed on the Bloomberg Professional® service page “SPX<INDEX>”, or on any successor page on the Bloomberg Professional® service or any successor service, as applicable.

Contingent Coupon Observation Period:	Each monthly period from and including the Contingent Observation Start Date and ending on and including the Contingent Coupon Observation Period End Date, as set forth in the table below.

Coupon Payment Dates:	As set forth in the table below. The Coupon Payment Dates are subject to postponement as described under “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement.

Call Payment Date:	March 29, 2018

Scheduled Trading Day:

Any day on which all of the Relevant Exchanges and Related Exchanges (each as defined in the accompanying Equity Index Underlying Supplement) are scheduled to be open for trading for their respective regular trading sessions.

Form of Securities:	Book-Entry

Listing:	The securities will not be listed on any securities exchange or quotation system.

CUSIP/ISIN:	40433UY83 / US40433UY839

Coupon Observation Period	Contingent Coupon Observation Period Start Date	Contingent Coupon Observation Period End Date	Contingent Coupon Payment Date
1	27-Mar-17	26-Apr-17	1-May-17
2	27-Apr-17	24-May-17	30-May-17
3	25-May-17	26-Jun-17	29-Jun-17
4	27-Jun-17	26-Jul-17	31-Jul-17
5	27-Jul-17	24-Aug-17	29-Aug-17
6	25-Aug-17	26-Sep-17	29-Sep-17
7	27-Sep-17	25-Oct-17	30-Oct-17
8	26-Oct-17	24-Nov-17	29-Nov-17
9	27-Nov-17	26-Dec-17	29-Dec-17
10	27-Dec-17	24-Jan-18	29-Jan-18
11	25-Jan-18	23-Feb-18	28-Feb-18
12	26-Feb-18	26-Mar-18	29-Mar-18

Estimated Initial Value:	The Estimated Initial Value of the securities is less than the price you pay to purchase the securities. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market, if any, at any time. The Estimated Initial Value was calculated on the Pricing Date. See “Risk Factors — The Estimated Initial Value of the securities, which was determined by us on the Pricing Date, is less than the price to public and may differ from the market value of the securities in the secondary market, if any.”

PS-3

GENERAL

This pricing supplement relates to an offering of securities linked to the Reference Asset. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. Although the offering of securities relates to the Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated March 5, 2015, the prospectus supplement dated March 5, 2015 and the Equity Index Underlying Supplement dated March 5, 2015. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus, prospectus supplement or Equity Index Underlying Supplement, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PS-6 of this pricing supplement, page S-1 of the prospectus supplement and page S-2 of the Equity Index Underlying Supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, prospectus supplement and Equity Index Underlying Supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Equity Index Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

▶	The Equity Index Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014327/v403626_424b2.htm

▶	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014311/v403645_424b2.htm

▶	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000119312515078931/d884345d424b3.htm

PAYMENT AT MATURITY

CALL FEATURE

If a Knock-Out Event has not occurred, the securities will be automatically called and you will receive the Call Settlement Value, equal to $1,000 per $1,000 Principal Amount (zero return), plus the final Contingent Coupon Payment.

If a Knock-Out Event occurs, the securities will not be automatically called. On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 + [$1,000 × ((Reference Return + 10%) × Participation Rate)].

This amount will be greater than the principal amount if the Reference Return is greater than -10%.

However, if the Reference Return is less than -10%, you will lose a portion of the principal amount. Under these circumstances, you will lose 1.111% of the Principal Amount for each percentage point that the Reference Return is less than the Buffer Level. For example, if the Reference Return is -11%, you will suffer a 1.111% loss and receive 98.89% of the Principal Amount at maturity, subject to the credit risk of HSBC. If the Reference Return is less than the Buffer Level, you will lose up to 100% of your investment, excluding any Contingent Coupon Payments paid on the securities.

Contingent Coupon

If a Knock-Out Event has not occurred during a Contingent Coupon Observation Period: you will receive the Contingent Coupon Payment applicable to that period.

If a Knock-Out Event has occurred during any Contingent Coupon Observation Period: the securities will not be automatically called, you will not receive the Contingent Coupon Payment applicable to that period or any subsequent Contingent Coupon Observation Period. In this event, no further Contingent Coupon Payments will be payable in connection with the securities.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

Reference Sponsor

S&P Dow Jones Indices LLC, a division of S&P Global, is the reference sponsor.

PS-4

INVESTOR SUITABILITY

The securities may be suitable for you if:

▶	You seek an investment with an enhanced return linked to the potential positive performance of the Reference Asset and you believe the level of the Reference Asset will not significantly decrease over the term of the securities.

▶	You are willing to make an investment that, if a Knock-Out Event occurs, is exposed to the Participation Rate of approximately 1.111x for each percentage point that the Reference Return is less than -10% and you understand that the Participation Rate may magnify your losses up to a 100% loss of your investment.

▶	You seek a monthly Contingent Coupon Payment during the first year of the securities based on the performance of the Reference Asset in the related Contingent Coupon Observation Period, which will be paid at the Contingent Coupon Rate if the Official Closing Level of the Reference Asset is greater than or equal to its Coupon Trigger on each Scheduled Trading Day during the applicable Contingent Coupon Observation Period.

▶	You are willing to invest in securities, the return on which will be limited to the Contingent Coupon Payments if a Knock-Out Event does not occur and the securities are automatically called.

▶	You understand that you may not receive any Contingent Coupon Payments.

▶	You do not seek guaranteed current income from your investment.

▶	You are willing to forgo dividends or other distributions paid to holders of the stocks included in the Reference Asset.

▶	You are willing to accept the risk and return profile of the securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

▶	You do not seek an investment for which there is an active secondary market.

▶	You are willing to hold the securities to maturity.

▶	You are comfortable with the creditworthiness of HSBC, as Issuer of the securities.

The securities may not be suitable for you if:

▶	You believe the level of the Reference Asset will decrease significantly over the term of the securities.

▶	You are unwilling to make an investment that, if a Knock-Out Event occurs, is exposed to the Participation Rate of approximately 1.111x for each percentage point that the Reference Return is less than -10%, and you understand that the Participation Rate may magnify your losses up to a 100% loss of your investment.

▶	You believe that the Contingent Coupon Payments, if any, will not provide you with your desired return.

▶	You are unwilling to accept that the return on the securities during the first year of their term will be limited to the Contingent Coupons, if any, if a Knock-Out Event does not occur and the securities are automatically called, or you seek an investment that provides a guaranteed opportunity to participate in the positive performance of the Reference Asset.

▶	You seek an investment that provides full return of principal.

▶	You prefer to receive the dividends or other distributions paid on the stocks included in the Reference Asset.

▶	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

▶	You seek guaranteed current income from your investment.

▶	You seek an investment for which there will be an active secondary market.

▶	You are unable or unwilling to hold the securities to maturity.

▶	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the securities.

PS-5

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-1 of the accompanying prospectus supplement and page S-2 of the accompanying Equity Index Underlying Supplement. Investing in the securities is not equivalent to investing directly in any of the stocks included in the Reference Asset. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying prospectus, prospectus supplement and Equity Index Underlying Supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Equity Index Underlying Supplement including the explanation of risks relating to the securities described in the following sections:

▶	“— Risks Relating to All Note Issuances” in the prospectus supplement; and

▶	“— General Risks Related to Indices” in the Equity Index Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

If the securities are not automatically called, you will be exposed on a leveraged basis to any decline in the Final Level from the Initial Level beyond the Buffer Level of -10%, which will magnify your losses up to a 100% loss of your investment. Accordingly, if the Reference Return is less than -10%, your Payment at Maturity will be less than the Principal Amount of your securities. You will lose up to 100% of your investment at maturity if the Reference Return is less than the Buffer Level, excluding any Contingent Coupon Payments paid during the term of the securities.

You may not receive any Contingent Coupon Payments.

We will not necessarily make monthly Contingent Coupon Payments on the securities. If a Knock-Out Event does not occur, you will receive Contingent Coupon Payments only until March 26, 2018. If the Official Closing Level of the Reference Asset on a Scheduled Trading Day during a Contingent Coupon Observation Period is less than its Coupon Trigger, you will not receive the related Contingent Coupon Payment or any further Contingent Coupon Payments in connection with the securities. Especially if a Knock-Out Event occurs early in the term of the securities, the Contingent Coupon Payments on the securities may be negligible, or even zero.

You are exposed to the market risk of the Reference Asset, with respect to both the Contingent Coupons, if any, and the payment at maturity.

To receive each Contingent Coupon Payment, the Reference Asset must close at or above the Coupon Trigger on each Scheduled Trading Day during the related Contingent Coupon Observation Period. In addition, if a Knock-Out Event has occurred, you will be fully exposed to the decrease in the Reference Asset on an approximately 1.111x leveraged basis beyond the Buffer Level of -10%. Under this scenario, the payment at maturity may be less than the Principal Amount and you may lose up to 100% of your investment. Accordingly, your investment is subject to the market risk of the Reference Asset.

Excluding any final Contingent Coupon, the payment at maturity can only exceed the principal amount if a Knock-Out Event occurs.

If a Knock-Out Event does not occur, the securities will be automatically called and payment on the securities will be limited to the Contingent Coupon Payments, and you will not participate in any positive return of the Reference Asset. You will only receive a payment at maturity that exceeds the principal amount (excluding any final Contingent Coupon Payment) if a Knock-Out Event occurs, and the Reference Return is greater than -10%. However, if a Knock-Out Event occurs, any payment at maturity in excess of the principal amount may be limited, as the level of the Reference Asset will need to increase after the Knock-Out Event to at least 90% of the Initial Level in order for you to receive an amount that exceeds the principal amount.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any Contingent Coupon Payments, the Call Settlement Value, and the return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

Changes that affect the Reference Asset will affect the market value of the securities and the amount you will receive on the Securities.

The policies of the reference sponsor of the Reference Asset concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the level of the Reference Asset. The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset. The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could affect the value of the securities and the return on the securities.

PS-6

The securities are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive all of the payments due on the securities.

The Estimated Initial Value of the securities, which was determined by us on the Pricing Date, is less than the price to public and may differ from the market value of the securities in the secondary market, if any.

The Estimated Initial Value of the securities was calculated by us on the Pricing Date and is less than the price to public. The Estimated Initial Value reflects our internal funding rate, which is the borrowing rate we pay to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. We determined the value of the embedded derivatives in the securities by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

The price of your securities in the secondary market, if any, immediately after the Pricing Date may be less than the price to public.

The price to public takes into account certain costs. These costs, which will be used or retained by us or one of our affiliates, include our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities and the costs associated with structuring and hedging our obligations under the securities. If you were to sell your securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the level of the Reference Asset and changes in market conditions, and cannot be predicted with accuracy. The securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

If we were to repurchase your securities immediately after the Original Issue Date, the price you receive may be higher than the Estimated Initial Value of the securities.

Assuming that all relevant factors remain constant after the Original Issue Date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed the Estimated Initial Value on the Pricing Date for a temporary period expected to be approximately 12 months after the Original Issue Date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Original Issue Date of the securities based on changes in market conditions and other factors that cannot be predicted.

The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts of interest may exist.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and our other affiliates are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PS-7

ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level. We cannot predict the Final Level. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Level used in the table and examples below is not the actual Initial Level of the Reference Asset. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your securities. The Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including such a security issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in the securities for a hypothetical range of Reference Returns from -100% to +100%. The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Securities” as used below is the number, expressed as a percentage, that results from comparing the Final Settlement Value per $1,000 Principal Amount to $1,000. The potential returns described here assume that a Knock-Out Event has occurred and that your securities are held to maturity, and exclude any Contingent Coupon Payments paid on the securities. You should consider carefully whether the securities are suitable to your investment goals. The following table and examples are based on the following terms:

▶	Principal Amount:	$1,000
▶	Hypothetical Initial Level:	2,000.00
▶	Participation Rate:	1.111x
▶	Buffer Level:	-10%

The actual Initial Level is set forth on page PS-3.

Hypothetical Final Level	Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Securities
4,000.00	100.00%	$2,222.20	122.22%
3,600.00	80.00%	$2,000.00	100.00%
3,200.00	60.00%	$1,777.70	77.77%
3,000.00	50.00%	$1,666.60	66.66%
2,800.00	40.00%	$1,555.50	55.55%
2,600.00	30.00%	$1,444.40	44.44%
2,400.00	20.00%	$1,333.30	33.33%
2,300.00	15.00%	$1,277.50	27.75%
2,200.00	10.00%	$1,222.20	22.22%
2,100.00	5.00%	$1,166.50	16.65%
2,000.00	0.00%	$1,111.00	11.11%
1,900.00	-5.00%	$1,055.50	5.55%
1,800.00	-10.00%	$1,000.00	0.00%
1,700.00	-15.00%	$944.50	-5.55%
1,600.00	-20.00%	$888.90	-11.11%
1,400.00	-30.00%	$777.80	-22.22%
1,200.00	-40.00%	$666.70	-33.33%
1,000.00	-50.00%	$555.60	-44.44%
800.00	-60.00%	$444.50	-55.55%
400.00	-80.00%	$222.30	-77.77%
0.00	-100.00%	$0.00	-100.00%

PS-8

The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the securities, and exclude the effect of any Contingent Coupon Payments paid on the securities.

Example 1: A Knock-Out Event has not occurred.

Because a Knock-Out Event has not occurred, the securities will be automatically called and the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount. In that case, you will receive each Contingent Coupon Payment, but will not participate in the appreciation of the Reference Asset.

Example 2: The level of the Reference Asset increases from the Initial Level of 2,000.00 to a Final Level of 2,400.00, and a Knock-Out Event has occurred.

Reference Return:	20.00%
Final Settlement Value:	$1,333.30

Because a Knock-Out Event has occurred, the Final Settlement Value would be $1,333.30 per $1,000 Principal Amount, calculated as follows:

= $1,000 × (1+ [Reference Return + 10%] × Participation Rate)

= $1,000 × (1+ [20.00% + 10%] × 1.111)

= $1,333.30

Example 2 shows that you have enhanced upside exposure if a Knock-Out Event has occurred and the Reference Return is greater than the Buffer Level.

Example 3: The level of the Reference Asset decreases from the Initial Level of 2,000.00 to a Final Level of 1,900.00, and a Knock-Out Event has occurred.

Reference Return:	-5.00%
Final Settlement Value:	$1,055.50

Because a Knock-Out Event has occurred, the Final Settlement Value would be $1,055.50 per $1,000 Principal Amount, calculated as follows:

= $1,000 × (1+ [Reference Return + 10%] × Participation Rate)

= $1,000 × (1+ [-5.00% + 10%] × 1.111)

= $1,055.50

Example 3 shows that if a Knock-Out Event occurs, and the Final Level is less than the Initial Level, you will still receive a payment at maturity that exceeds the Principal Amount if the Reference Return is greater than -10%.

Example 4: The level of the Reference Asset decreases from the Initial Level of 2,000.00 to a Final Level of 1,400.00 and a Knock-Out Event has occurred.

Reference Return:	-30.00%
Final Settlement Value:	$777.70

Because a Knock-Out Event has occurred, the Final Settlement Value would be $777.70 per $1,000 Principal Amount, calculated as follows:

= $1,000 × (1+ [Reference Return + 10%] × Participation Rate)

= $1,000 × (1+ [-30.00% + 10%] × 1.111)

= $777.70

Example 4 shows that you are exposed on a 1.111x leveraged basis to declines in the level of the Least Performing Underlying beyond the Buffer Level of -10% if a Knock-Out Event has occurred. YOU MAY LOSE UP TO 100% OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

PS-9

THE S&P 500® Index (“SPX”)

 Description of the SPX

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of February 28, 2017 were: Information Technology, Financials, Health Care, Consumer Discretionary and Industrials.

For more information about the SPX, see “S&P 500® Index” on page S-44 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the daily historical closing levels from January 1, 2008 through March 24, 2017. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the SPX on the Final Valuation Date.

PS-10

EVENTS OF DEFAULT AND ACCELERATION

If the securities have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the securities, the calculation agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Payment at Maturity” in this pricing supplement. In that case, the Scheduled Trading Day immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Reference Return, and the accelerated maturity date will be three business days after the accelerated Final Valuation Date. If the Event of Default occurs prior to the Call Settlement Date, and a final Contingent Coupon Payment is due, the calculation agent may reduce it to reflect the shortened length of the relevant monthly Contingent Coupon Observation Period. If a Market Disruption Event exists with respect to the Reference Asset on that Scheduled Trading Day, then the accelerated Final Valuation Date for the Reference Asset will be postponed for up to five Scheduled Trading Days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated maturity date will also be postponed by an equal number of business days.

If the securities have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the securities. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC at the price to public less the underwriting discount set forth on the cover page of this pricing supplement for distribution to other registered broker-dealers, or will offer the securities directly to investors. HSBC Securities (USA) Inc. will offer the securities at the price to public set forth on the cover page of this pricing supplement. Neither HSBC USA Inc. nor any of its affiliates will pay any underwriting discounts.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support the securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the securities, but is under no obligation to make a market in the securities and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-59 in the prospectus supplement.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a contingent income-bearing pre-paid executory contract with respect to the Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat a security as a contingent income-bearing pre-paid executory contract with respect to the Reference Asset. Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the securities, other characterizations and treatments are possible and the timing and character of income in respect of the securities might differ from the treatment described herein. For example, the securities could be treated as debt instruments that are “contingent payment debt instruments” for U.S. federal income tax purposes subject to the treatment described under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Notes” in the accompanying prospectus supplement.

We will not attempt to ascertain whether any of the entities whose stock is included in the Reference Asset would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in the Reference Asset were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in the Reference Asset and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in the Reference Asset is or becomes a PFIC or a USRPHC.

U.S. Holders. Please see the discussion under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — Certain Notes Treated as a Put Option and a Deposit or an Executory Contract — Certain Notes Treated as Executory Contracts” in the accompanying prospectus supplement for further discussion of U.S. federal income tax considerations applicable to U.S. holders (as defined in the accompanying prospectus supplement). Pursuant to the approach discussed above, we intend to treat any gain or loss

PS-11

upon maturity or an earlier sale or exchange as capital gain or loss in an amount equal to the difference between the amount you receive at such time (other than with respect to a Contingent Coupon) and your tax basis in the security. Any such gain or loss will be long-term capital gain or loss if you have held the security for more than one year at such time for U.S. federal income tax purposes. Your tax basis in a security generally will equal your cost of the security. In addition, the tax treatment of the Contingent Coupons is unclear. Although the tax treatment of the Contingent Coupons is unclear, we intend to treat any Contingent Coupon, including on the Maturity Date, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes.

Non-U.S. Holders. Please see the discussion under the heading “U.S. Federal Income Tax Considerations—Tax Treatment of Non-U.S. Holders” in the accompanying prospectus supplement for further discussion of U.S. federal income tax considerations applicable to non-U.S. holders (as defined in the accompanying prospectus supplement). Because the U.S. federal income tax treatment (including the applicability of withholding) of the Contingent Coupons is uncertain, the entire amount of the Contingent Coupons will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the IRS has issued guidance that states that the U.S. Treasury Department and the IRS intend to amend the effective dates of the U.S. Treasury regulations to provide that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2018. Based on the Issuer’s determination that the securities are not “delta-one” instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Reference Asset or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Reference Asset or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

Foreign Account Tax Compliance Act. The Internal Revenue Service has announced that withholding under the Foreign Account Tax Compliance Act (as discussed in the accompanying prospectus supplement) on payments of gross proceeds from a sale, exchange, redemption or other disposition of the securities will only apply to dispositions after December 31, 2018.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

VALIDITY OF THE SECURITIES

In the opinion of Morrison & Foerster LLP, as counsel to the Issuer, when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities pursuant to the Senior Indenture referred to in the prospectus supplement dated March 5, 2015, and issued and paid for as contemplated herein, the securities offered by this pricing supplement will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith).  This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America.  This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Issuer and other sources as to certain factual matters, all as stated in the legal opinion dated March 5, 2015, which has been filed as Exhibit 5.3 to the Issuer’s registration statement on Form S-3 dated March 5, 2015.

PS-12

TABLE OF CONTENTS

You should only rely on the information contained in this pricing supplement, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This pricing supplement, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this pricing supplement, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$1,000,000 Autocallable Contingent

Coupon Buffered Securities with

Trigger Upside and Downside

Participation Linked to the S&P 500®

Index

March 24, 2017

PRICING SUPPLEMENT

Pricing Supplement
General	PS-4
Payment at Maturity	PS-4
Investor Suitability	PS-5
Risk Factors	PS-6
Illustrative Examples	PS-7
The S&P 500® Index	PS-10
Events of Default and Acceleration	PS-11
Supplemental Plan of Distribution (Conflicts of Interest)	PS-11
U.S. Federal Income Tax Considerations	PS-11
Validity of the Securities	PS-12

Equity Index Underlying Supplement
Disclaimer	S-1
Risk Factors	S-2
The DAX® Index	S-7
The Dow Jones Industrial Average®	S-9
The EURO STOXX 50® Index	S-11
The FTSE® 100 Index	S-13
The Hang Seng® Index	S-14
The Hang Seng China Enterprises Index	S-16
The KOSPI 200 Index	S-19
The MSCI Indices	S-22
The NASDAQ 100 Index®	S-26
The Nikkei 225 Index	S-30
The PHLX Housing SectorSM Index	S-32
The Russell 2000® Index	S-36
The S&P 100® Index	S-40
The S&P 500® Index	S-44
The S&P 500® Low Volatility Index	S-47
The S&P BRIC 40 Index	S-50
The S&P MidCap 400® Index	S-52
The TOPIX® Index	S-55
Additional Terms of the Notes	S-57

Prospectus Supplement
Risk Factors	S-1
Pricing Supplement	S-8
Description of Notes	S-10
Use of Proceeds and Hedging	S-33
Certain ERISA Considerations	S-34
U.S. Federal Income Tax Considerations	S-37
Supplemental Plan of Distribution (Conflicts of Interest)	S-59

Prospectus
About this Prospectus	1
Risk Factors	2
Where You Can Find More Information	3
Special Note Regarding Forward-Looking Statements	4
HSBC USA Inc.	6
Use of Proceeds	7
Description of Debt Securities	8
Description of Preferred Stock	19
Description of Warrants	25
Description of Purchase Contracts	29
Description of Units	32
Book-Entry Procedures	35
Limitations on Issuances in Bearer Form	40
U.S. Federal Income Tax Considerations Relating to Debt Securities	40
Plan of Distribution (Conflicts of Interest)	49
Notice to Canadian Investors	52
Notice to EEA Investors	53
Notice to UK Investors	54
UK Financial Promotion	54
Certain ERISA Matters	55
Legal Opinions	57
Experts	58